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                                                                    Exhibit 10.5

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                       OF

                               The Provident Bank

          WHEREAS, The Provident Bank, a New Jersey savings bank (the "Bank") has established and presently maintains in effect a retirement plan for its employees, called The Provident Bank Pension Plan (the "Retirement Plan") which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, the Code contains certain limitations in Sections 401(a)(17) and 415 upon the maximum amount of compensation which may be considered in computing benefit accruals under defined benefit plans qualified under the Code and upon the maximum retirement benefits which may be paid from defined benefit plans qualified under the Code, respectively;

          WHEREAS, under the terms of the Retirement Plan, certain employees of the Bank covered thereby would be, or might be expected to become, entitled to retirement benefits which exceed the limitations imposed by Sections 401(a)(17) and 415 of the Code upon defined benefit plans and which could, if paid pursuant to the Retirement Plan, cause the plan to cease to be qualified;

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          WHEREAS, under the terms of the Retirement Plan, deferred compensation is excluded in determining retirement benefits;

          WHEREAS, the Bank desires to provide such excess benefits for employees affected, and to include deferred compensation in the determination of such excess benefits, in a manner consistent with both the Code and with the Bank's present policies with respect to its employees;

          NOW, THEREFORE, the Bank hereby adopts in accordance with resolutions of its Board of Managers at its meeting of December 21, 1989, the "Supplemental Executive Retirement Plan of the Provident Bank" (the "Plan"), effective January 1, 1990 with retroactive application to January 1, 1998, as hereinafter set forth:

     1. Participation in this Plan shall be limited to a select group of management or highly compensated employees of the Bank whose benefits under the Retirement Plan are affected by Section 401(a)(17) or
          Section 415 of the Code and who are designated by the Board of Managers of the Bank to participate in this Plan (hereinafter "Employee").

     2.   The Bank will pay to or in respect of each Employee an

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          amount equal to the amount which would have been payable under the terms of the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code less the amount payable under the terms of the Retirement Plan. Such amount, which shall be determined including any deferred compensation, shall be paid commencing no later than ninety (90) days following termination of employment, but in no event before age 60, in the form of a qualified joint and 100% survivor annuity for married Employees and a single life annuity for single Employees.

     3. Any benefits payable under this Plan shall become vested under the same terms and conditions as the respective benefits provided under the Retirement Plan.

     4. The Bank shall be under no obligation to establish any fund in order to provide for the payment of the amounts due under this Plan and any amounts payable hereunder shall be made from the general assets of the Bank. Appropriate payroll and other taxes shall be withheld from all payments made under the terms of this Plan.

     5. The Board of Managers may amend the Plan at any time and from time to time in such manner as it shall determine and any amendment may be given retroactive effect, except

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          that no amendment may reduce or eliminate any benefit which accrued to any Employee under the Plan prior to the date of the amendment without the consent of the affected Employee. The Plan shall terminate upon the termination of the Retirement Plan, unless sooner terminated by the Board of Managers of the Bank.

     6. Except as otherwise provided by law, the right of any Employee to any benefit or payment hereunder is expressly made subject to the condition and limitation that it shall not be subject to alienation, assignment, attachment, execution, or other process.

     7. In the event it becomes necessary or appropriate to interpret the Plan, the Bank hereby delegates the authority to interpret the provisions of the Plan to those persons, who, from time to time, have such authority with respect to, and under the Retirement Plan.

     8. In the event that any claim for benefits, which must initially be submitted in writing to the Board of Managers, is denied (in whole or in part) hereunder, the claimant shall receive from the Bank notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for the

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          denial, with specific reference to pertinent provisions of this Plan.
          The interpretations and construction hereof by the Board of Managers shall be binding and conclusive on all persons and for all purposes. Any disagreements about such interpretations and construction shall be submitted to an arbitrator subject to the rules and procedures established by the American Arbitration Association. No member of the Board of Managers shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

     9. The Plan shall be interpreted and construed in accordance with the laws of the State of New Jersey.

Approved by:


/s/ Paul M. Pantozzi
-------------------------------------
PAUL M. PANTOZZI, PRESIDENT

DATED :  March 29, 1990

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                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       OF
                               THE PROVIDENT BANK


                              Amendment Number One


     WHEREAS, The Provident Bank (the "Bank") sponsors the Supplemental Executive Retirement Plan of The Provident Bank for the benefit of certain senior executives whose benefits are limited under The Provident Bank Pension Plan, a tax-qualified plan, due to limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code; and

     WHEREAS, the Bank desires to amend the Plan to provide for benefit payments in the event of a change in control.

     NOW THEREFORE, in consideration of the foregoing, the Supplemental Executive Retirement Plan of The Provident Bank (the "Plan") is hereby amended effective October 1, 2002 in accordance with the following:

1.   The Plan shall be amended by inserting new Section 4 immediately after
     Section 3 to provide as follows, and by renumbering existing Sections 4 through 9 as Sections 5 through 10:

                    "Notwithstanding any other provision of this Plan, the
               undistributed balance of each Employee's accrued benefit under the Plan shall be distributed to him within 60 days after the date of a "Change in Control" as hereafter defined. For purposes hereof, a "Change in Control" shall mean the occurrence of any of the following events:

                    (a) approval by the shareholders of Provident Financial
               Services, Inc. (the "Company") of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

                         (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                         (ii) at least 51% of the securities entitled to vote
                    generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act)

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Supplemental Executive Retirement Plan
of The Provident Bank
Amendment Number One
Page 2


                    at least 51% of the securities entitled to vote generally in the election of directors of the Company;

                    (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

                    (c) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

                    (d) the occurrence of any event if, immediately following such event, members of the Company's Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company's Board of Directors:

                         (i) individuals who were members of the Company's initial Board of Directors; or

                         (ii) individuals, other than members of the Company's
                    initial Board of Directors who first became members of the Company's Board of Directors:

                              (A) upon election to serve as a member of the
                         Company's Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                              (B) upon election by the shareholders of the
                         Company to serve as a member of the Company's Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company's Board of Directors; or

                    (e)  any event which would be described in Section 4(a),
               (b), (c) or (d) if the term "Bank" were substituted for the term "Company" therein and the term "Bank's Board of Managers" were substituted for the term "Company's Board of Directors" therein. In no event, however, shall a Change in Control be

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Supplemental Executive Retirement Plan
of The Provident Bank
Amendment Number One
Page 3

                    deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 4, the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act."

2. The Plan shall be amended by adding new Section 11 at the end thereof to read as follows:

               "11. Whenever used herein, the term "Board of Managers" shall mean the Board of Managers of The Provident Bank in its mutual form and the Board of Directors of The Provident Bank in its stock form. Wherever the context shall require, the masculine gender shall be construed to include the feminine and the singular number the plural."

     IN WITNESS WHEREOF, this Amendment Number One has been executed by the duly authorized officers of The Provident Bank as of the ___ day of ________________, 2002.


ATTEST:                                   THE PROVIDENT BANK



__________________________                By:__________________________________
Secretary                                           Authorized Officer